Exhibit 10.19

LOCKBOX AND SECURITY AGREEMENT
(SPRINGHILL SUITES)

THIS LOCKBOX AND SECURITY AGREEMENT (this "Agreement"), made as of October 1, 2015, is by CDOR SAN SPRING, LLC, a Delaware limited liability company (“CDOR”), and TRS SAN SPRING, LLC, a Delaware limited liability company (“TRS” and, together with CDOR, individually and collectively referred to herein as "Borrower"), each having an address at c/o Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 200, Norfolk, NE  68701, in favor of LMREC 2015-CRE1, INC., a Delaware corporation ("Lender"), having an address at 350 South Beverly Drive, Suite 300, Beverly Hills, California 90212.  Initially capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Schedule 1 attached hereto or the Security Instrument (as defined below).

W I T N E S S E T H  :

WHEREAS, PHG San Antonio, LLC, a Georgia limited liability company ("Original Borrower"), executed that certain Promissory Note dated as of April 21, 2014 (as amended from time to time, the "Note"), payable to the order of LMREC III Holdings III, Inc., a Delaware corporation (“Original Lender”), in the original principal amount of Eleven Million Two Hundred Twenty Thousand Dollars ($11,220,000) (the "Loan"); and

WHEREAS, the repayment of the Note and the repayment of Original Borrower’s obligations under the Loan Documents are secured, inter alia, by that certain Deed of Trust, Security Agreement and Financing Statement dated as of April 21, 2014, from Original Borrower, as trustor, to Cyrus N. Ansari, Esq., as trustee, for the benefit of Original Lender, as beneficiary, recorded in the Official Records of Bexar County, Texas (the “Official Records”) on April 22, 2014, as Instrument No. 20140064332 (as amended from time to time, the "Security Instrument"), encumbering that certain real property (the "Land") situated in the City of San Antonio, State of Texas, as is more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon (collectively, the "Improvements") (the Land and the Improvements are hereinafter sometimes collectively referred to as the "Property"); and

WHEREAS, prior to the date hereof, all of Original Lender’s right, title and interest in and to the Loan and the Loan Documents have been assigned to Lender;

WHEREAS, on or about the date hereof, subject to the provisions of that certain Assignment and Assumption of Deed of Trust and Other Loan Documents and Modification Agreement dated of even date herewith (the “Assignment and Assumption Agreement”) by and between Borrower, Condor Hospitality Trust, Inc., a Maryland corporation, Original Borrower, Jatin Desai, an individual, Mitul Patel, an individual, and Gregory M. Friedman, an individual, and Lender, (i) Original Borrower granted, conveyed, transferred and assigned unto Borrower, all of Original Borrower’s right, title, interest, benefits, burdens and obligations in, to and under the Property, and (ii) Original Borrower assigned to, and Borrower assumed, all of Original Borrower’s right, title, interest, benefits, burdens and obligations in, to and under the Loan Documents pursuant to the Assignment and Assumption Agreement.  The Note, Security Instrument and each of the other Loan Documents, shall mean and refer to the Note, Security

LM[Springhill Suites]

Instrument and each of the other Loan Documents as further modified by the Assignment and Assumption Agreement;

WHEREAS, as a condition to consenting to the assignment and assumption of the Loan, Lender has required that, upon the occurrence of an Event of Default, or the Debt Service Coverage Ratio (as defined in Schedule 1 attached hereto) falls below 1.20 at any time from and after May 1, 2016, all income from the Property shall be collected, held and applied as hereinafter set forth;

WHEREAS, CDOR has leased the entire Property to TRS, an affiliate of CDOR, and TRS is the holder of the Account (as hereinafter defined); and

WHEREAS, as a condition to consenting to the assignment to and assumption of the Loan by Borrower, Lender has required that Borrower enter into this Agreement to, among other things, grant the security interests as more fully set forth herein to Lender.

NOW, THEREFORE, to induce Lender to consent to the assignment and assumption of the Loan and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.Certain provisions set forth herein shall be effective only (a) upon Lender's certification to Borrower of the occurrence of an Event of Default under the Loan Documents as determined by Lender (a "Default Triggering Event"), or (b) in the event the Debt Service Coverage Ratio falls below 1.20 at any time from and after May 1, 2016, as determined by the Lender in Lender's discretion (a "DSCR Triggering Event"; each of a Default Triggering Event and a DSCR Triggering Event may be referred to herein individually as a "Triggering Event").  Once a (i) Default Triggering Event occurs, such provisions shall continue to be in effect even if Borrower subsequently cures such Event of Default, and (ii) DSCR Triggering Event occurs, such provisions shall continue to be in effect until Borrower subsequently meets the Debt Service Coverage Ratio test described above for a period of three (3) consecutive calendar months (including, without limitation, pursuant to a paydown of the principal amount of the Loan in accordance with Section 2 of the Note) (the last date of such third (3rd) calendar month being the “DSCR Trigger Termination Date”) (the period commencing on the date of the DSCR Triggering Event and terminating on the DSCR Trigger Termination Date being the “DSCR Sweep Period”).  For purposes of any provisions of this Agreement dealing with the maintenance or operation of the Account (as defined below):  (x) the term "Lender" shall be deemed to include any entity designated by Lender to maintain and/or operate the Account and (y) if there is a conflict between this Agreement and the Loan Documents, this Agreement shall govern.

2.Borrower hereby confirms the grant made by it to Lender under the Security Instrument and that certain Assignment of Leases and Rents, dated of even date herewith (the "Lease Assignment"), of a present, unconditional, absolute and irrevocable assignment of all Rents and Profits and all Rents (as such terms are defined in the Security Instrument and the Lease Assignment respectively) (the Rents and Profits and the Rents shall hereinafter collectively be referred to as, the "Rents and Profits").  In furtherance of the aforesaid assignment, TRS contemporaneously herewith has established an account (the "Account"), with a financial institution acceptable to Lender ("Depository"), pursuant to a clearing and deposit agreement acceptable to Lender.  The Account shall be in the name of TRS, but shall be maintained in accordance with this Agreement, and shall be subject to a Deposit Account Control Agreement among Lender, Borrower and Depository (which Deposit Account Agreement shall be acceptable to Lender in its sole discretion).

Prior to a Triggering Event, Borrower shall cause all Rents and Profits to be deposited promptly into the Account not later than two (2) business days after payment thereof to or for the benefit of Borrower (including, without limitation, any payment received by any property manager for the benefit of Borrower).

Upon a Triggering Event, and, if such Triggering Event is a DSCR Triggering Event, until the termination of the DSCR Sweep Period, Borrower shall instruct and exercise commercially reasonable efforts to cause (a) all Tenants of the Property (exclusive of hotel guests) to pay all Rents and Profits thereunder directly into the Account (at Lender's election, this requirement may be waived or conditionally waived for Rents and Profits due within one (1) month following the date hereof), and (b) all other Rents and Profits (including Rents and Profits that are not paid into the Account in accordance with the foregoing) to be deposited promptly into the Account and in no event later than one (1) business day after the same are paid to or for the benefit of Borrower.  To the extent that Borrower or any person or entity on Borrower's behalf holds any Rents and Profits, such Rents and Profits shall be deemed to be held in trust for Lender for the protection of the interests of Lender hereunder and under the other Loan Documents.

Upon a Triggering Event, Borrower shall deliver to Lender irrevocable written notices in the form of Exhibit B attached hereto addressed to all of the Tenants of the Property directing such Tenants to pay their Rents and Profits directly to the Account.  Borrower, at Borrower's expense, shall attach prepaid postage to such notices indicating that they are to be sent by certified mail, return receipt requested.  From and after the occurrence of a Default Triggering Event and following a DSCR Triggering Event until the termination of the DSCR Sweep Period, Lender shall have the right (but not the obligation) to deliver to Tenants the notices described in this Section 2.

3.Notwithstanding the foregoing, until the occurrence of a Triggering Event, and, if such Triggering Event is a DSCR Triggering Event, following the termination of the DSCR Sweep Period, Borrower shall have the right to withdraw or direct payment of funds from the Account and otherwise administer the Account in accordance with this Agreement and the other Loan Documents.  From and after the occurrence of a Default Triggering Event and, during the continuance of such DSCR Sweep Period, Borrower shall not have any right to withdraw or direct payment of funds from the Account or otherwise administer the Account, and all funds in the Account shall be disbursed as hereinafter provided.

4.During the continuance of any DSCR Sweep Period, Borrower hereby irrevocably and unconditionally authorizes Lender to, on the first (1st) day of each month, withdraw funds from the Account and make the following payments in the listed order of priority:

(a)First, to the payment for such utilities, supplies, repair items and other Lender-approved operating expenses;

(b)Second, to the Impound Reserve in accordance with the terms and conditions of Section 1.6 of the Security Instrument;

(c)Third, to the payment of the Monthly Payment (as defined in the Note) then due under the Note, and any other amounts due under the Loan Documents;

(d)Fourth, to the Payment Reserve in accordance with the terms and conditions of Section 1.7 of the Security Instrument until such Payment Reserve equals two (2) Monthly Payments (as defined in the Note);

(e)Fifth, to the Replacement Reserve in accordance with the terms and conditions of Section 1.8 of the Security Instrument; and

(f)Sixth, the balance, if any, shall be disbursed to Borrower.

The foregoing withdrawals and payments shall be made only to the extent that funds are on deposit in the Account and Lender shall have no responsibility or obligation to make additional funds available if funds on deposit are insufficient.

5.From and after the occurrence of a Default Triggering Event, Lender shall have all of the remedies provided in the Loan Documents (including, without limitation, the Security Instrument) and otherwise, including without limitation, the right to withdraw all funds from the Account and make any payments in any order of priority, all in Lender's sole and absolute discretion, including without limitation applying any or all sums in the Account to any amounts due under or in respect of the Loan, all in such order and proportions as Lender may elect, after deducting all reasonable costs and expenses of every kind incurred with respect to the Account and the other collateral pledged by this Agreement or in any way relating to the rights of Lender hereunder (including, without limitation, reasonable attorneys' fees and disbursements), Borrower remaining liable for any deficiency remaining unpaid after such application, and only after such application and after the payment by Lender of any other amount required by any provision of law, is Lender required to account for the surplus, if any, to Borrower.

6.In addition to the rights and remedies granted to it in this Agreement and in any other Loan Document, Lender shall have all the rights and remedies of a secured party under the UCC (as defined below) and all rights and remedies under other applicable law and at equity, all such rights, and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as Lender deems expedient.  To the extent permitted by applicable law, Borrower waives all claims, damages and demands against Lender arising out of the retention, application or sale of the collateral pledged hereby.  To the extent that the UCC applies to any collateral pledged hereunder, Borrower agrees that Lender need not give more than ten (10) days' notice to Borrower of the time and place of any public sale of such collateral or of the time after which a private sale of such collateral may take place and that such notice is reasonable notification of such matters.  Borrower hereby waives presentment, demand, protest and any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or the collateral pledged hereunder.  Borrower further waives and agree not to assert any rights or privileges that it may acquire under any provision of the UCC.

7.Borrower hereby irrevocably and unconditionally appoints Lender the attorney-in-fact of Borrower, coupled with an interest, to process all Rents and Profits from and after the occurrence of a Default Triggering Event (and during the continuance of a DSCR Sweep Period), including, but not limited to, checks, drafts, cash, money orders and other remittances, received by Lender which designate as payee Borrower, any of its affiliates, any of its partners, employees, agents or nominees, Lender, or any name or names which, in Lender's sole judgment, resemble any such names.  Lender shall process and forward for presentment all such Rents and Profits and deposit any cash items into the Account (the items which are processed and forwarded for presentment by Lender are referred to hereinafter as "Items of Payment").  Lender shall endorse all Items of Payment in such form as Lender may deem necessary.  In addition, Borrower hereby irrevocably and unconditionally appoints Lender its attorney-in-fact to execute any documents and instruments required, in Lender's judgment, to reflect the restrictions provided for in this Agreement which are applicable to the Account or to effect, further or confirm the purposes of this Agreement.

8.From and after the occurrence of a Triggering Event (and during the continuance of a DSCR Sweep Period), all Items of Payment shall be credited to the Account in accordance with the Depository's availability schedule (i.e., its schedule as to when Items of Payment shall be considered "good funds") then in effect.  Notwithstanding anything herein to the contrary, in the event that any Item of Payment credited to the Account is returned unpaid or is dishonored, the Depository will debit the Account for the entire amount credited thereto in respect of such Item of Payment, together with any applicable service charge.  Notwithstanding anything otherwise agreed in writing, Lender shall cause items returned unpaid to be forwarded to Borrower and a service charge may be imposed.  Lender shall cause the Depository to forward for collection Items of Payment drawn on a drawee outside the United States or in a currency other than U.S. Dollars on a collection basis.  In such event, the Account will be credited only if and when the Depository receives final payment from the drawee, and the credit to the Account will be subject to the Depository's usual fee for collections, as well as the fees, if any, of the drawee and any correspondents the Depository or Lender may employ in the collection process.

9.Amounts deposited in the Account on account of prepaid Rents and Profits shall be deemed deposited in the Account on the first (1st) day of the calendar month to which such Rents and Profits apply.

10.This Agreement shall be deemed to constitute a security agreement for the purposes of creating a security interest in the Account, the money deposited therein and the other related property described below in favor of Lender under the Uniform Commercial Codes of the states in which the Property and the Account is located (collectively, the "UCC") or, to the extent that the UCC of either state does not apply, under other applicable laws of such state.  To secure all of Borrower's obligations under the Loan Documents, Borrower hereby unconditionally and irrevocably assigns and pledges to Lender, and hereby grants to Lender a security interest in, (a) the Account, money deposited therein, all interest and other income earned thereon and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document, (b) all insurance on said Account, (c) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (d) all replacements, substitutions or proceeds thereof, (e) all instruments and documents now or hereafter evidencing the Account or such accounts, (f) all powers, options, rights, privileges and immunities pertaining to the Account (including the right to make withdrawals therefrom) and (g) all replacements, substitutions and all proceeds (as defined in the UCC) of the foregoing.

11.Borrower shall be responsible for, and hereby agrees to pay, all costs and expenses incurred by Lender in connection with the establishment and maintenance of the Account and all other costs and expenses incurred by Lender in the collection of the Rents and Profits or otherwise in connection with the execution, administration or enforcement of this Agreement.  All such costs and expenses may be paid by Lender from the Account at any time.  The authorization herein granted to Lender to pay such costs and expenses shall be irrevocable and no further authorization or instruction shall be required.

12.All agreements, representations and warranties of Borrower made in this Agreement shall survive the making of the disbursements hereunder.

13.Time is of the essence with respect to Borrower’s obligations.

14.Borrower assumes the risk of loss with respect to the Account and the monies contained therein.  Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all losses, claims, damages, liabilities and expenses of any nature whatsoever, including, without limitation, reasonable attorney's fees, directly or indirectly arising out of or relating to this Agreement or Borrower’s obligations hereunder, excluding any such losses, claims, damages, liabilities and expenses resulting from the gross negligence or willful misconduct of Lender.

15.This Agreement is executed for the sole benefit of Lender.  Borrower shall not assign, transfer, pledge, hypothecate or grant a security interest in the Account or the monies contained therein to any person or entity without the written consent of Lender, which consent may be withheld in the sole, absolute and subjective discretion of Lender.  Any assignment, transfer, pledge, hypothecation of or grant of a security interest in the Account or the monies contained therein or any interest therein attempted by Borrower without the written consent of Lender shall be void.  No consent by Lender of an assignment shall be deemed to be a waiver of the requirement of consent by Lender of each and every further assignment as a condition precedent to the effectiveness of such assignment.

16.This Agreement is solely for the protection of Lender.  No third party shall have any rights, privileges or benefits under this Agreement and no third party shall be entitled to rely on this Agreement or enforce any term, covenant or provision of this Agreement.

17.Borrower shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such further act, assurance or instrument (including, without limitation, UCC Financing Statements and notices to the Tenants and Depository) as Lender may reasonably request in order to effect, further or confirm the purposes of this Agreement.

18.General Provisions.

(a)No Waiver: Time of Essence.  The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound.  This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.  Time is of the essence hereof.

(b)Notices.  Any notice, demand, statement, request or other communication to be sent by one party to the other hereunder or required by law shall be given in accordance with the notice provisions of the Security Instrument.

(c)Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Borrower , its successors and assigns and any subsequent owner of the Property (without waiving the requirement that any assignment by Borrower be consented to in writing by Lender), and Lender, Lender's successors and assigns and any purchaser of any interest of Lender in the Note, the Security Instrument and the other Loan Documents.

(d)Severability.  If any provision under this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(e)Captions for Convenience.  The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(f)Decisions.  Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory or acceptable to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove or to accept or not accept, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(g)Construction of this Document.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been physically prepared by one of the parties, or such party's counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Agreement.

(h)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same instrument.  Any signature page of the Agreement may be detached from any counterpart of the Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(i)Entire Agreement and Modification.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relating hereto and thereto which are not contained herein are terminated.  This Agreement may not be amended, revised, waived, discharged, released, terminated or otherwise changed except by a written instrument executed by Borrower and Lender.  Any alleged amendment, revision, waiver, discharge, release, termination or other change which is not documented shall not be effective as to any party.

(j)Termination.  This Agreement shall terminate after the earlier of (i) termination of the Loan and payment in full of all amounts due under the Loan Documents or (ii) upon written notice to Borrower by Lender.

(k)Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and performed in such State (without regard to principles of conflict laws) and any applicable law of the United States of America.

(l)Attorneys' Fees.  In connection with any action arising from or in connection with this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, incurred or paid before and at trial or any other proceeding which may be instituted, at any tribunal level, and whether or not suit or any other proceeding is instituted.

(m)SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(i)BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (1) SUBMITS TO PERSONAL JURISDICTION IN TEXAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (2) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE PROPERTY IS LOCATED, (3) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (4) AGREES THAT BORROWER WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM WITH RESPECT TO THIS AGREEMENT (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 OF THE SECURITY INSTRUMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(ii)BORROWER AND LENDER, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH ON BEHALF OF ITSELF AND ANY OF ITS DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENT OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH IT, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,

WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS OR THE INDEBTEDNESS SECURED HEREBY.  BORROWER AND LENDER EACH HEREBY CERTIFIES THAT NONE OF THE REPRESENTATIVES, AGENTS OR ATTORNEYS OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER'S CONSENTING TO THE ASSIGNMENT AND ASSUMPTION OF THE LOAN SECURED HEREBY.

(n)Notwithstanding anything to the contrary contained herein, each individual or entity executing this Agreement as "Borrower" shall be jointly and severally liable for the representations, warranties, covenants and agreements made by Borrower herein, and the liability of each Borrower hereunder, shall be joint and several.  If this Agreement is executed by more than one party constituting Borrower, it is specifically agreed that Lender may enforce the provisions hereof with respect to one or more of such parties constituting Borrower without seeking to enforce the same as to all or any such parties.  Each of the parties constituting Borrower hereby waives any requirement of joinder of all or any of the parties constituting Borrower in any suit or proceeding to enforce the provisions of this Agreement.

[END OF TEXT; SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, Borrower has executed this Lockbox and Security Agreement as of the day and year first above written.

"BORROWER"

CDOR SAN SPRING, LLC,
a Delaware limited liability company

By:/s/ Corrine L. Scarpello
 Corrine L. Scarpello
 Vice President

TRS SAN SPRING, LLC,
a Delaware limited liability company

By:/s/ Corrine L. Scarpello
Corrine L. Scarpello
Vice President

[SIGNATURE PAGE TO LOCKBOX AND SECURITY AGREEMENT]

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

LOT 21, NEW CITY BLOCK 134, DTSA SUBDIVISION, SITUATED IN THE CITY OF SAN ANTONIO, BEXAR COUNTY, TEXAS ACCORDING TO PLAT THEREOF RECORDED IN VOLUME 9533, PAGE 212, DEED AND PLAT RECORDS OF BEXAR COUNTY, TEXAS.

EXHIBIT B

FORM OF TENANT NOTICE

[Letterhead of Landlord]

[Name and Address of Tenant]

Re:[Name of Property]

Dear Tenant:

You are hereby directed to make all future payments of rent and other sums due to the landlord under your Lease of the referenced property payable as follows:

Payable to:

Address:

Please take particular care in making the check, cashiers check or money order payable only to the above-mentioned name because only instruments made payable to the referenced name will be credited against sums due by you to landlord.  Until otherwise advised in writing by landlord and the above mentioned payee (or its successor or assign), you should continue to make your payments for rent and other sums as directed by the terms of this letter.

Thank you in advance for your cooperation with this change in payment procedures.

By:

SCHEDULE 1

DEBT SERVICE COVERAGE RATIO FORMULA

The term (a) "Debt Service Coverage Ratio" or "DSCR" shall mean the ratio of (1) the underwritten Net Cash Flow (as defined below) for the Property (before payment of Debt Service (as defined below)), as determined by Lender, to (2) Debt Service; (b) "Debt Service" shall mean the aggregate amount of all Monthly Payments during the twelve (12)-calendar months immediately succeeding the applicable calculation date (excluding any payments due at maturity), assuming that the interest rate during such succeeding twelve (12)-calendar months is the Note Rate in effect on the applicable calculation date (based on the outstanding principal balance of the Loan); and (c) "Net Cash Flow" shall mean the difference between (i) all rents and other operating revenues from all sources (including, without limitation, credit card receipts and income from vending machines) actually received by Borrower (or the prior owner of the Property) from the Property for the twelve (12)-calendar months immediately preceding the applicable calculation date (together with any funds available in the Interest Reserve for disbursement pursuant to Section 1.10(b) of the Security Agreement during such twelve (12)-calendar months immediately preceding the applicable calculation date), minus (ii) all budgeted and approved operating expenses, and all amounts paid into reserves for such immediately preceding twelve (12)-calendar month period, and other then-customary lender underwriting deductions from net operating income (excluding from such deductions in this clause (ii) all of the following:  (w) actual leasing costs and capital expenditures, (x) non-cash items such as depreciation, (y) interest and principal on the Loan, and (z) expenses reasonably determined by Lender to be non-recurring).  Further, for purposes of the computation of DSCR, the following adjustments shall be made: (a) revenues and expenses shall be adjusted for extraordinary items and seasonality, (b) revenues will not include revenues with respect to any prepaid rent or any Excluded Leases (as defined below), (c) the management fee shall be equal to the greater of (i) the actual management fee payable to the manager, and (ii) three percent (3.00%) of gross revenues, (d) replacement expenses will be determined based on the greater of (i) the actual capital replacement expense, and (ii) the monthly deposits then being required to be paid into the Replacement Reserve pursuant to the Loan Documents, and (e) a vacancy and credit loss adjustment shall be made consistent with Lender's due diligence.  As used herein, "Excluded Leases" shall mean Leases, if any, that (a) have been terminated, (b) have been declared to be in default in writing by Borrower (except with respect to any Affiliate Leases (as defined below)), (c) are with Tenants (or are guaranteed by persons or entities) who are debtors in a bankruptcy proceeding or who have liquidated or dissolved, (d) are with affiliates of Borrower or any principal of Borrower (“Affiliated Lease”) who have failed to pay rent and other sums due to Borrower more than sixty (60) days from the date such sums are due under the applicable Affiliate Lease, (e) are with Tenants which have not taken occupancy and are not paying rent, or (f) terminate within six (6) months of the applicable determination date and for which no lease extension or letter of intent has been executed.